EXHIBIT 99.1

DIVIDEND PRESS RELEASE ON DECEMBER 17, 2004

Merrill Merchants Bancshares, Inc. Reports a 15% Increase in Quarterly Cash Dividend

Bangor, Maine, December 17, 2004:  Edwin N. Clift, Chairman and Chief Executive Officer of Merrill Merchants Bancshares, Inc. (the “Company”)(Nasdaq: MERB), the parent company of Merrill Merchants Bank, announced that the Company has declared a cash dividend of $.15 per share on the Company’s common stock.  This is an increase of 15% or $.02 per share over last year’s fourth quarter dividend and an increase of $.01 over the previous quarter’s dividend.  The quarterly dividend will be payable to all shareholders of record as of January 15, 2005, and will be paid on January 31, 2005.

The Company’s subsidiary, Merrill Merchants Bank, is headquartered in Bangor, Maine.  Merrill Merchants Bank provides consumer, commercial, and trust and investment services through its eleven locations in Central and Eastern Maine.  The Bank is a “Preferred Lender” of the Small Business Administration.

For further information contact:

                Edwin N. Clift, Chairman and Chief Executive Officer (eclift@merrillmerchants.com)

                Deborah A. Jordan, Chief Financial Officer (djordan@merrillmerchants.com)

                Merrill Merchants Bancshares, Inc.

                www.merrillmerchants.com

                (207) 942-4800